CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-234127, 333-278774, and 333-284629) and Form S-8 (Nos. 333-237454, 333-254549, 333-263063, 333-263064, 2222-270082, 333-270083, 333-278773, and 333-285572) of Ocugen, Inc. of our report dated March 4, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 4, 2026